Exhibit 8.1


                                 April 27, 1995



Public Storage Properties VII, Inc.
600 N. Brand Blvd.
Glendale, California  91203-1241

Ladies and Gentlemen:

         This opinion is being delivered to you in accordance with Section 7.1.8 of the Agreement and Plan of Merger by and among Storage Equities, Inc., a California corporation ("SEI") and Public Storage Properties VII, a California corporation ("PSP7"). Pursuant to the Agreement and Plan of Reorganization dated February 2, 1995 (the "Merger Agreement"), PSP7 will merge with and into SEI (the "Merger").

         Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement and in the Joint Proxy Statement and Prospectus included in the Registration Statement filed on or about the date of the delivery of this opinion (the "Prospectus"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as legal counsel to PSP7 in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules thereto):

         1. The Merger Agreement;

         2. Representations made to us by SEI (including, without limitation, representations related both to the Merger and the organization and past and expected operations of SEI);

         3. Representations made to us by PSP7 (including, without limitation, representations related both to the Merger and the organization and operations of PSP7);

         4. The Prospectus;
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Public Storage Properties VII, Inc.
April 27, 1995
Page 1

         5. The Shareholder's Representations provided to us by B. Wayne Hughes and Public Storage, Inc.; and

         6. Such other instruments and documents related to the formation, organization and operation of SEI and PSP7 or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

         2. The Merger will be effective under the applicable state law.

         3. The continuity of interest requirement as specified in Treas. Reg. ss. 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions will be satisfied.

         4. No outstanding indebtedness of PSP7 or SEI has or will represent equity for tax purposes; no outstanding equity of PSP7 or SEI has represented or will represent indebtedness for tax purposes.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion (1) that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code, (2) that SEI has qualified as a REIT during each of the five years in the period ended December 31, 1994 and as of April 27, 1995, the date of this opinion, and (3) that the discussion under the heading "Certain Federal Income Tax Matters" in the Prospectus fairly summarizes the federal income tax considerations that are material to a PSP7 Shareholder as a result of the Merger and the subsequent ownership of SEI common stock.

         In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:
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         1.  This  opinion  represents  and is  based  upon  our  best  judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal
Revenue   Service  is  not  precluded  from   asserting  a  contrary   position.
Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         2. This opinion addresses only the specific tax opinion set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding, among other things:

         (i) the tax consequences of the redemption of the Series D Shares to the holders of Series D Shares and/or PSP7 or SEI;

         (ii) whether and the extent to which any PSP7 Shareholder who has provided or will provide services to PSP7 or SEI will have compensation income under any provision of the Code and the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the SEI Common Stock received by any such shareholder in the Merger;

         (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, and 708 of the Code, or the regulations promulgated thereunder;

         (iv) the tax consequences of the Merger to PSP7 or SEI, including without limitation the recognition of any gain after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof;

         (v) the basis of any equity interest in PSP7 acquired by SEI in the Merger; and

         (vi) the tax consequences of the Merger (including the opinion set forth above) as applied to specific stockholders of PSP7 and/or holders of options or warrants for PSP7 stock or that may be relevant to particular classes of PSP7 Shareholders and/or holders of options or warrants for PSP7 stock, including but not limited to dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.
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         3. No opinion is expressed as to any transaction  other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without
waiver  or  breach  of  any  material   provision  thereof  or  if  all  of  the
representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         4. This  opinion  is  intended  solely  for the  purposes  set forth in
Section 7.1.8 of the Merger Agreement; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the immediately preceding sentence, shareholders of the Company may rely upon this opinion subject to the various assumptions, exceptions, limitations, and qualifications set forth herein. In addition, insofar as the conclusions in this opinion specifically relate to SEI, shareholders of SEI may rely upon this opinion subject to the various assumptions, exceptions, limitations, and qualifications set forth herein.

         We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the captions "Legal Opinions" and "Certain Federal Income Tax Matters" in the Prospectus. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Very truly yours,



                                                     HOGAN & HARTSON L.L.P.
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